UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) December 19, 2005 (December 13, 2005)

                               ENOVA SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   California
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                 (State or Other Jurisdiction of Incorporation)

              0-25184                                95-3056150
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     (Commission File Number)             (IRS Employer Identification No.)


    19850 South Magellan Drive Suite 305, Torrance, CA                90502
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      (Address of Principal Executive Offices)                     (Zip Code)

                                  310-527-2800
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2005, Enova Systems, Inc. (the "Company"), by Board authorization, amended the letter agreement entered into on January 3, 2005 with its President and Chief Executive Officer, Edwin Riddell. Mr. Riddell is also a director of the Company. Pursuant to the amendment, Mr. Riddell's annual salary will be increased from $208,000 to $225,000 effective as of January 9, 2006. In addition, Mr. Riddell will be eligible for performance cash bonuses in 2006 as follows: (a) if the Company's revenues reach $13.5 million in fiscal year 2006, Mr. Riddell will receive $15,000, (b) if the Company's revenues reach $14.5 million in fiscal year 2006, Mr. Riddell will receive $30,000 and (c) if the Company's revenues reach $15.5 million in 2006, Mr. Riddell will receive $45,000. Two vice-president management members of the Company (Messrs. Kang and Staran) are also eligible for similar performance cash incentives of $10,000, $20,000 and $30.000 at the same revenue thresholds, respectively.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Enova Systems, Inc.
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                                            (Registrant)


Date:  December 19, 2005                /s/ Ed Riddell
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                                      By:    Ed Riddell
                                      Title:   Chief Executive Officer